UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 16, 2008

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
(602) 266-6700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-99.1

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 16, 2008, Zila, Inc. (“ZILA”) filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Pursuant to the Certificate of Amendment, ZILA’s authorized capital was decreased to 32,500,000 shares of stock (including 30,000,000 shares of common stock and 2,500,000 shares of preferred stock). The Certificate of Amendment also effected a reverse stock split of ZILA’s common stock whereby each outstanding seven (7) shares of common stock were combined into and became one (1) share of common stock. In connection with the reverse stock split, every right, option and warrant to acquire seven (7) shares of ZILA common stock was immediately and automatically converted into the right to acquire one (1) share of common stock on substantially the same terms (except that the exercise or purchase price of any such right, option or warrant was proportionately increased). The reverse stock split was approved by ZILA’s shareholders at a special meeting on September 12, 2008.
     A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. ZILA issued a press release to announce the effectiveness of the reverse stock split on September 17, 2008. A copy of that press release is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Zila, Inc.

99.1	Press Release of Zila, Inc., dated September 17, 2008 and entitled “Zila Completes Reverse Stock Split”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 17, 2008

ZILA, INC.
/s/ Gary V. Klinefelter
By: Gary V. Klinefelter
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Zila, Inc.

99.1	Press Release of Zila, Inc. dated September 17, 2008 and entitled “Zila Completes Reverse Stock Split”